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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-1) pertaining to the registration of common units of Williams Energy Partners L. P. of our reports on the financial statements as described below, included in Amendment No. 2 to the Registration Statement (Form S-1,
No. 333-48866) and related prospectus of Williams Energy Partners L. P., filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1, No. 333-48866), incorporated by reference in this Registration Statement (Form S-1) pertaining to the registration of common units of Williams Energy Partners
L. P.:

     - Report dated October 13, 2000 with respect to the balance sheet of Williams Energy Partners L. P. as of October 13, 2000

     - Report dated October 13, 2000 with respect to the balance sheet of Williams GP LLC as of October 13, 2000

     - Report dated October 13, 2000 with respect to the combined financial statements of Williams Energy Partners Predecessor (A Division of The Williams Companies, Inc.) as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999

     - Report dated October 13, 2000 with respect to the financial statements of Marine Terminals Predecessor (A Division of Amerada Hess Corporation) as of December 31, 1998 and July 31, 1998 and July 31, 1999 and for each of the two years in the period ended December 31, 1998 and the seven months ended July 31, 1999

                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
February 2, 2001